Exhibit 99.2

Signature of Reporting Persons:

This statement on Form 3 is filed by WI Harper Group, Inc., International Network Capital Global Fund, International Network Capital Global Investment Limited, International Network Capital Corp, International Network Capital LDC, Beijing Technology Development Fund, Springboard-Harper Technology Fund PTE Ltd., Springboard-Harper Investment (Cayman) Ltd. and Springboard-Harper Technology Fund (Cayman) Ltd. The principal business address of each of the reporting persons is c/o WI Harper Group, 50 California Street, Suite 2920, San Francisco, CA 94111. The reporting entities disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.

WI Harper Group, Inc.

By:	/s/ Peter Liu
Name:	Peter Liu
Title:	President

International Network Capital Global Fund

By:	/s/ Peter Liu
Name:	Peter Liu
Title:	Director

International Network Capital Global Investment Limited

By:	/s/ Peter Liu
Name:	Peter Liu
Title:	Director

International Network Capital Corp

By:	/s/ Peter Liu
Name:	Peter Liu
Title:	Director

International Network Capital LDC

By:	/s/ Peter Liu
Name:	Peter Liu
Title:	Director

Beijing Technology Development Fund

By:	/s/ Peter Liu
Name:	Peter Liu
Title:	Director

Springboard-Harper Technology Fund PTE Ltd.

By:	/s/ Peter Liu
Name:	Peter Liu
Title:	Director

Springboard-Harper Investment (Cayman) Ltd.

By:	/s/ Peter Liu
Name:	Peter Liu
Title:	Director

Springboard-Harper Technology Fund (Cayman) Ltd.
By:	/s/ Peter Liu
Name:	Peter Liu
Title:	Director